Exhibit 99.6

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Proteon Therapeutics, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 29thday of June, 2017.

DEERFIELD MGMT, L.P.

By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By: Flynn Management LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD MGMT III, L.P.

By: J.E. Flynn Capital III, LLC, General Partner

By: /s/ Jonathan Isler

Name: Jonathan Isler

Title: Attorney-in-Fact

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler

Name: Jonathan Isler

Title: Attorney-in-Fact

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., General Partner

By: J.E. Flynn Capital III, LLC, General Partner

By: /s/ Jonathan Isler

Name: Jonathan Isler

Title: Attorney-in-Fact

JAMES E. FLYNN

/s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact